Exhibit 10.29

[Rigel Letterhead]

March 5, 2003

Donald G. Payan

1180 Veterans Boulevard

South San Francisco, CA  94040

REF:	AMENDMENT TO EMPLOYEE AGREEMENT EFFECTIVE DATE
JANUARY 16, 1997.

Dear Don,

This is a letter agreement amending the Employment Agreement between you, Donald G. Payan, and Rigel Pharmaceuticals, Inc., (Dr. Payan and Rigel respectively, and collectively “both Parties”) dated January 16, 1997 (the 1997 Agreement).

Wherein both parties wish to amend the 1997 Agreement; and

Therefore, for good and valuable consideration as discussed herein it is agreed upon by both Parties as indicated by the signatures below that the 1997 Agreement will be amended as follows:

On Page 2, paragraph 4, line 6, “Effective Date” shall be replaced with “Date of Termination”.

All remainder of the 1997 Agreement shall remain intact and in full force.

It is so agreed upon by both parties.

/s/ James M. Gower	/s/ Donald G. Payan

James M. Gower	Donald G. Payan
Rigel Pharmaceuticals, Inc.